EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           CONTANGO OIL & GAS COMPANY

         I, the undersigned, for purpose of incorporating and organizing a corporation under the General Corporation Law of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

                                    ARTICLE I

         The name of the Corporation is Contango Oil & Gas Company (the "Corporation").

                                   ARTICLE II

         A. The address of the Corporation's registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

         B. The name and mailing address of the incorporator is Takako Muramatsu, Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California 90071.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         A. This Corporation is authorized to issue two classes of shares of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is fifty million (50,000,000), par value $0.04 per share, and the number of shares of Preferred Stock authorized to be issued is one hundred twenty five thousand (125,000), par value $0.04 per share; the total number of shares which the corporation is authorized to issue is fifty million one hundred twenty five thousand shares (50,125,000).

         B. The Preferred Stock shall be divided into series. The first series of Preferred Stock shall consist of five thousand (5,000) shares and is designated as series A senior convertible cumulative preferred stock (the "Series A Preferred Stock"). The second series of Preferred Stock shall consist of ten thousand (10,000) shares and is designated as series B senior convertible cumulative preferred stock (the "Series B Preferred Stock").

         C. All or any of the remaining shares of Preferred Stock shall be issued in one or more series, and consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of


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Directors of the Corporation (the "Board of Directors"), and the Board of
Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, in the manner provided in the Bylaws of the Corporation and subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; PROVIDED, HOWEVER, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE VI

         Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by a Bylaw of the Corporation or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VII

         Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors need not be by written ballot.

                                  ARTICLE VIII

         A. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         B. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

                                   ARTICLE IX

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the


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liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                    ARTICLE X

         A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or Proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

         B. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

         C. If a claim for indemnification or payment of expenses under this
Article is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         D. The rights conferred on any Indemnitee by this Article shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         E. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         F. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.


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         G. This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE XI

         The Corporation hereby reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.


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         IN WITNESS WHEREOF, the undersigned Incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed on this 7th day of November, 2000.


                                               ---------------------------------
                                               Takako Muramatsu
                                               Incorporator


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